UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CHINA FIRE & SECURITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Preliminary Copy

CHINA FIRE & SECURITY GROUP, INC.
South Banbidian Industrial Park,
Liqiao Township, Shunyi District
Beijing 101304, People’s Republic of China
(86-10) 8416 3816

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING
August [   ], 2007

The attached Information Statement is being delivered by China Fire & Security Group (the “Company”) in connection with the approval on August 13, 2007 by our directors and stockholders (acting by written consent) of amendments to our Articles of Incorporation. A meeting of shareholders was not held in connection with the approval. Only shareholders represented on the Board of Directors were solicited for their written consents. Given the fact that a small number of shareholders own a majority of the shares (which were sufficient to approve the amendments) and are represented on the Board of Directors, our Board of Directors decided to obtain the written consent of holders of a majority of the outstanding shares entitled to vote on the amendment of the articles in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our Articles of Incorporation in a timely manner

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 607.0704 of the Florida Business Corporation Act and Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which apply when amendments to the Articles of Incorporation are made without soliciting all shareholders.

The Board of Directors deemed it appropriate to amend the Articles of Incorporation because the existing Articles of Incorporation, while appropriate for a shell corporation (which we were before acquiring China Fire Protection Group, Inc. on October 27, 2007), are inappropriate for a growing and operating company.

Under the Exchange Act, the amendments to the Articles of Incorporation will become effective 20 days after we mail this Information Statement. We anticipate that the amendments to our Articles of Incorporation will become effective on or after September [     ], 2007.

The stockholders of record as of August 13, 2007 are entitled to receive this Information Statement. This Information Statement is first being mailed to stockholders on or about August [    ], 2007.

No dissenters’ or appraisal rights are available to our stockholders under the Florida Business Corporation Act in connection with the amendment of our Articles of Incorporation.

Also, on August 13, 2007, the Board of Directors amended the Bylaws of the Company. The amended Bylaws are available online on the website of the U.S. Securities & Exchange Commission, www.sec.gov. The Board of Directors deemed it appropriate to amend the Bylaws because the then existing Bylaws, while appropriate for a shell corporation (which we were before acquiring China Fire Protection Group, Inc. on October 27, 2006), were are inappropriate for a growing and operating company.

Amendments to the Articles of Incorporation

The following is a summary of certain principal changes between the articles that will be replaced (“Old Articles of Incorporation” or “Old Articles”) when the articles that were adopted on August 13, 2007 (“New Articles of Incorporation” or “New Articles”) become effective. The summary also includes references, where appropriate, to the provisions of the Florida Business Corporation Act ("FBCA") and the current Bylaws. Extracts from the Old Articles, the New Articles, and the FBCA are in quotation marks. The summary does not purport to be complete as to all of the changes. The summary is qualified in its entirety by reference to the New Articles attached hereto and the Old Articles as found in Exhibits 3.1 and 3.2 to Form 8-K filed on November 2, 2006.

Old Articles of Incorporation	New Articles of Incorporation	Change
Preferred Stock
“The preferred stock consists of two classes.”

“Three million shares of Series I Convertible Preferred Stock ($0.001 par value) each share of which shall be exchangeable for three shares of Common Stock, without any further consideration required and upon such other terms and conditions as may be designated by the Board of Directors.”

“Two Million shares of no par value Preferred Stock without designation until the Board of Directors shall determine to issue part or all of such shares and upon such terms and conditions as they designate.”

In October, 2006, the Board of Directors designated two million shares of preferred as Series A Convertible Preferred Stock. 701,538 shares were issued in connection with the acquisition of China Fire Protection Group, Inc. All shares of Series A Convertible Preferred Stock that were issued have been converted to Common Stock on the basis of 32.5 shares of Common Stock for each share of preferred. No preferred shares are outstanding and there is no current intention to issue any such shares.

“There are five million shares of Preferred stock.”

“The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof.”

The powers of the Board of Directors include designation of dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters.

Under the New Articles of Incorporation, the number of preferred shares remains the same and the preferred shares are renamed Serial Preferred Stock. The Series I Convertible Preferred Stock, which has a provision that each share is exchangeable into three shares of common stock, is eliminated. The Series A Convertible Preferred Stock authorized by designation of the Board of Directors in 2006 is eliminated.

Old Articles of Incorporation	New Articles of Incorporation	Change
Size of the Board of Directors
“The initial Board of Directors shall consist of at least one member. The number of Directors may be increased or decreased from time to time by the majority vote, or written consent of the members of the Board of Directors, or by the vote or written consent of the holders of a majority of the issued and outstanding shares then entitled to vote, but in no case shall the number of directors be less than one.”
	“The number of directors of the Corporation shall be as set forth in the bylaws.”	Under the Bylaws, the number of directors is set from time to time by the Board of Directors. However, the shareholders may amend the Bylaws.
Removal of Directors
“A majority of the Board of Directors voting in person at a meeting duly called and held, or by their written consent taken in lieu of such a meeting, may remove a member of the Board for cause, and may elect a replacement to serve until the next meeting of Shareholders.”

FBCA provides that “the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause” and also provides that action by shareholders requires that “the votes cast within the voting group favoring the action exceed the votes cast opposing the action.”

“A director may be removed by shareholders, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.”

The New Articles

(a) eliminate removal of a director by directors;

(b) provide that removal by shareholders requires (i) cause and (ii) approval of 75% of the outstanding shares rather than a majority of votes cast; and

(c) define the term “cause.”

Old Articles of Incorporation	New Articles of Incorporation	Change
Indemnification
“This Corporation may indemnify any Officer or Director, or any former Officer or Director, to the full extent permitted by law.”	No provision.
Indemnification is addressed in the Bylaws adopted on August 13, 2007, which provide that indemnification is mandatory if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Old Articles were subject to the provision of the FBCA that indemnification is mandatory for one who has been successful on the merits or otherwise in defense of a proceeding. The Bylaws now explicitly provide for such indemnification.

Amendment of Bylaws
“The by-laws of this Corporation may be adopted, altered, amended or repealed by the affirmative vote of a majority of either the Board of Directors or of the Shareholders.”

Under the FBCA, action by shareholders, unless the articles otherwise provide, is taken if “the votes cast within the voting group favoring the action exceed the votes cast opposing the action.”

“The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws may be adopted by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least 75% of the then outstanding Voting Stock.”
The supermajority voting requirement for shareholder action (75% of the outstanding) replaces a FBCA requirement that shareholder action is by a majority of votes cast.

Old Articles of Incorporation	New Articles of Incorporation	Change
Amendment to the Articles of Incorporation
No provision in existing articles. Amendments are governed by the FBCA which provides that “unless the articles of incorporation or the board of directors requires a greater vote, the amendment to be adopted must be approved by: :

“(a) A majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights; and “

“(b) A majority of the votes cast on other matters.”

With respect to the provisions relating to the name and purpose of the Company and the number of authorized shares and the terms of the preferred stock, as to which amendments can be approved by a majority of the votes cast; all other amendments require the affirmative vote of the holders of at least 75% of the then outstanding shares of Voting Stock, “provided, however, that such 75% vote shall not be required for any alteration, amendment or repeal unanimously recommended by the Board of Directors if all such directors are Continuing Directors.”

The provisions for supermajority requirement and the relief from the supermajority requirement if the amendment is approved by all of the Continuing Directors are new. They replace a requirement of approval of a majority of the outstanding in the event that the amendment would create dissenters’ rights and a requirement for approval by a majority of votes cast on other matters.

Continuing Directors
No provision.
A Continuing Director is “any member of the Board of Directors of the Corporation who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors then on the Board.”

The Continuing Director provision is new. The concept that a director who is a director at the time a person becomes an Interested Shareholder is a Continuing Director or his successors become Continuing Directors is drawn from the disinterested director provisions in FBCA 607.0901.

Old Articles of Incorporation	New Articles of Incorporation	Change
Supermajority Vote for CertainTtransactions with Interested Shareholder
No provision.
The approval of 75% of the outstanding shares is required for the transactions set forth below (all of which are referred to as “business combinations”) unless the transactions

“(a) are approved by a majority of Continuing Directors and

“(b) if consideration is to be received by shareholders, [the transactions] provide for consideration per share at least equal to the highest of (i) the highest per share price (paid by the Interested Shareholder for any shares of Common Stock acquired by it (x) within the two-year period immediately prior to the date of the first public announcement of the proposal of the business combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or (ii) the fair market value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder.”

The covered transactions are any of the following:

(i) any merger or consolidation of the Company or any subsidiary (a) any Interested Shareholder (defined to include the beneficial owner of more than 10% of the shares of the Company) or its affiliate or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or its affiliate of assets of the Corporation or any subsidiary having an aggregate fair market value (as hereinafter defined) of $5,000,000 or more; or

(iii) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities to any Interested Shareholder or its affiliate in exchange for consideration having an aggregate fair market value of $5,000,000 or more; or

The provisions are new.

The effect is to require a supermajority vote of 75% of the outstanding shares for certain transactions unless the transactions are approved by the continuing directors and with respect to certain transactions price and procedure requirements are complied with.

The provisions provide for different voting requirements than those under the FBCA. Under the FBCA,

(a) (i) mergers, consolidations, the sale of substantially all of the assets and reclassifications require the affirmative vote of a majority of the outstanding; and (ii) liquidation and dissolution require the affirmative vote of a majority of the votes cast;

(b) other sales of assets, mergers with subsidiaries, and issuances of stock generally do not require shareholder approval;

(c) depending on the terms, other transactions that have the effect of increasing the proportionate share of the outstanding shares of any class of securities of the Company or any subsidiary owned by any Interested Shareholder may or may not require shareholder approval.

Management, the members of the board of directors, and principal shareholders beneficially own approximately 74.6% of the outstanding shares.

(iv) any reclassification of securities or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect of increasing the proportionate share of the outstanding shares of any class of securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Shareholder or its affiliate shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

For information as to the repeal of this provision, see above. FBCA 607.0901 is similar to this provision, but the Company is not and has not been subject to such provision.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock on July 15, 2007, including 26,506,636 shares of Common Stock, 1,081,994 warrants to purchase Common Stock, and 487,500 stock options that are exercisable by the management team within 60 days from July 1, 2007:

☐	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;

☐	each of our directors, executive officers and nominees to become directors; and

☐	all directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Owner		Percent of Class
Common	Li Brothers Holding Inc.	12,768,000	(1)	45.7%
Common	Vyle Investment Inc.	2,622,000	(2)	9.4%
Common	China Honor Investment Limited	2,667,600	(3)	9.5%
Common	Worldtime Investment Advisors Limited	2,576,400		9.2%
Common	Gangjin Li	12,993,000	(4)	46.5%
Common	Brian Lin	899,100	(5)	3.2%
Common	Tieying Guo	15,000	(6)	0.1%
Common	Qihong Wu	0		0.0%
Common	Gene Michael Bennett	0		0.0%
Common	Guoyou Zhang	0		0.0%
Common	Yushen Liu	0		0.0%
Common	Directors and executive officers as a group (7) persons	13,907,100		49.8%

__________________________
*	The address for the officers and directors is South Banbidian Industrial Park, Liqiao Township, Shunyi District, Beijing 101304, People’s Republic of China, (86-10) 8416 3816.

(1)	Li Brothers Holding Inc is a BVI company of which Mr. Gangjin Li is the sole shareholder.

(2)	Vyle Investment Inc. is a BVI company of which Mr. Brian Lin owns 30%

(3)	China Honor Investment Inc. is a BVI company of which Mr. Ang Li is the sole shareholder. Mr. Ang Li is the son of Mr. Gangjin Li, who disclaims beneficial ownership of such shares.

(4)	Represents the number of shares of Common Stock plus options to purchase 225,000 shares of Common Stock that is exercisable within 60 days from July 1, 2007.

(5)	Represents the number of shares of Common Stock plus options to purchase 112,500 shares of Common Stock that is exercisable within 60 days from July 1, 2007.

(5)	Represents the number of shares of options to purchase 1,500 shares of Common Stock that is exercisable within 60 days from July 1, 2007.

Deadline for Shareholder Proposals

The deadline for submitting shareholder proposals under Rule 14a-8 under the Securities Exchange Act will be set forth in an 8-K to be filed before October 15, 2007.

Upon the effectiveness of the new Articles of Incorporation, the deadline for submitting shareholder proposals outside of Rule 14a-8 will be sixty days prior to the meeting. The meeting date will be set forth in an 8-K to be filed before October 15, 2007.

Incorporation by Reference

The Financial Statements and the Management’s Discussion and Analysis of Plan of Operation in the contained Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and the Company’s Quarterly Report on Form 10-QSB for the Quarterly Period Ended June 30, 2007 are incorporated herein by reference thereto.

By Order of the Board of Directors: China Fire & Security Group, Inc.

/s/ Brian Lin
Brian Lin, Chief Executive Officer
Beijing, The People’s Republic Of China
August [   ] , 2007